EXHIBIT (a)(6)

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9



GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

                                  Give the                                                           Give the EMPLOYER
For this type of account:         SOCIAL SECURITY                  For this type of account:         IDENTIFICATION
                                  number of--                                                        number of--

1.      An individual's           The individual                   8.      Sole                      The owner(4)
        account                                                            proprietorship
                                                                           account

2.      Two or more               The actual owner of the          9.      A valid trust,            The legal entity (Do not
        individuals               account or, if combined                  estate or pension         furnish the identifying
        (joint account)           funds, any one of the                    trust                     number of the personal
                                  individuals(1)                                                     representative or trustee
                                                                                                     unless the legal entity
                                                                                                     itself is not designated
                                                                                                     in the account title.(5)
3.      Husband and wife          The actual owner of
        (joint account)           the account or, if joint
                                  funds, either person (1)
                                                                   10.     Corporate account         The corporation

4.      Custodian account         The minor(2)                     11.     Religious,                The organization
        of a minor                                                         charitable, or
        (Uniform Gift to                                                   educational
        Minors Act)                                                        organization
                                                                           account

5.      Adult and minor           The adult, or if the             12.     Partnership               The partnership
        (joint account)           minor is the only                        account held in
                                  contributor, the minor(1)                the name of the
                                                                           business

6.      Account in the            The ward, minor, or              13.     Association,              The organization
        name of guardian          incompetent person(3)                    club, or other
        or committee for                                                   tax-exempt
        a designated                                                       organization
        ward, minor, or
        incompetent
        person                                                     14.     A broker or registered    The broker or
                                                                           nominee                   nominee

7.      a. The usual              The grantor-trustee(1)           15.     Account with the          The public entity
        revocable savings                                                  Department of
        trust account                                                      Agriculture in
        (grantor is also                                                   the name of a
        trustee)                                                           public entity
                                                                           (such as a state
        b. So-called trust        The actual owner(4)                      or local
        account that is not                                                government,
        a legal or valid                                                   school district,
        trust under State                                                  or prison) that
        las                                                                receives
                                                                           agricultural
                                                                           program payments

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     Page 2

Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt From Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:
-    A corporation.
-    A financial institution.
- An organization exempt from tax under section 501(a), or an individual retirement plan.
-    The United States or any agency or instrumentality thereof.
- A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
-    An international organization or any agency or instrumentality thereof.
- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
-    A real estate investment trust.
-    A common trust fund operated by a bank under section 584(a).
-    An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
- An entity registered at all times under the Investment Company Act of 1940.
-    A foreign central bank of issue.

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

-    Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
- Payments of patronage dividends where the amount received is not paid in money.
-    Payments made by certain foreign organizations.

     Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
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-    Payments of tax-exempt interest (including exempt-interest dividends under section 852).
-    Payments described in section 6049(b)(5) to nonresident aliens.
-    Payments on tax-free covenant bonds under section 1451.
-    Payments made by certain foreign organizations.
-    Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THIS SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FROM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER, IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice. Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish
a taxpayer identification number top a payer.   Certain penalties may also
apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.
Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Failure to Report Certain Dividend and Interest Payments. If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of an underpayment attributable to that failure.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.